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                                                                  EXHIBIT 10.32




                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (this "Agreement") is made as of the 23rd day of August, 1996, by and among NORRIS COMMUNICATIONS, CORP., a corporation organized under the laws of the Yukon Territory, Canada, having its principal place of business at 12725 Stowe Drive, Poway, California 92064 (the "Company"), and KLEIN INVESTMENT GROUP, L.P., a Delaware limited partnership ("Consultant").

                                    RECITALS

         A. Consultant has previously assisted the Company in a Regulation D private placement of securities in the Company (the "Offering "), and has developed experience and knowledge about the operation of the Company's business, its strategy and its stockholders (collectively, the "Business"). In addition, through the experiences of its staff and partners, Consultant has developed valuable knowledge and contacts in the securities and the telecommunications industries.

         B. The Company desires to obtain the benefits of Consultant's experience, knowledge and contacts, and accordingly, the Company has offered to retain and engage Consultant to render consulting and advisory services to the Company on the terms and conditions hereinafter set forth. The Consultant desires to accept such retention and engagement upon such terms and conditions.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Consulting Term and Duties.

         The Company hereby agrees to retain and engage the Consultant and the Consultant hereby accepts such retention and engagement, to render Consulting Services (as hereinafter defined) to the Company.

         For purposes of this Agreement, the term "Consulting Services" shall mean:

                  (a) Providing limited strategic, financial and managerial advice to the Company with respect to, among other things, its operations, business development activities and capital structure.

                  (b) Providing limited assistance in the Company's interface with the institutional financial community, including advice on communications with the investment community.

                  (c) Introductions, where Consultant has existing relationships, with potential licensing sources for the Company's products and technology.

                  (d) Subject to the agreement of the parties with respect to compensation to be paid in accordance with the provisions of Section 3 hereof, as requested, providing investment banking services, including but not limited to, valuation, deal structure and negotiation in merger and acquisition activities, and introduction of investors who provide additional private or public equity financing.

         It is expressly agreed and understood that the Consultant shall devote an amount of working time, and keep such business hours, as are necessary, sufficient and appropriate to the fulfillment of the Consulting Services hereunder.

         The Consultant agrees to use its best efforts and to serve the Company diligently and faithfully in the performance of the Consulting Services.

         The Consultant, in the performance of the Consulting Services, shall be deemed an independent contractor and not an employee of the Company. The Consultant shall have no right or authority to assume or create any obligations on behalf of the Company or to make any representations on its behalf, except with the prior written consent of the Company. The Consultant hereby acknowledges that the Company has sole discretion in determining the terms of any future debt or equity financing.

2.       Term of Engagement.




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         The term of the Consultant's engagement hereunder shall commence on
August 23, 1996 and continue for three years. The Initial Term may be extended upon the parties' mutual written agreement (any such period, the "Renewal Term"). The Initial Term and any Renewal Term shall be collectively referred to as the "Consulting Period."

3.       Compensation.

         In consideration for the Consulting Services rendered by the Consultant under Section 1 hereof, the Company shall pay to the Consultant a monthly fee during the Consulting Period in an amount equal to $10,000. As additional consideration, the Company agrees to grant warrants to purchase 800,000 shares of the common stock of the Company, as follows:

                  (a) A warrant to purchase 400,000 shares of the common stock of the Company shall be granted as of the date of this Agreement. The strike price of the warrant shall be $.9375 per share (the closing bid price on August 23rd). The warrant shall expire on August 23, 2001. All other terms and conditions of the warrant (including registration rights) shall be identical to the warrant (the "Original Warrant") for 401,924 shares which was issued to Consultant on August 7, 1996 in connection with the Offering, copies of which are attached hereto as Exhibits A (warrant) and B (registration rights).

                  (b) A warrant to purchase 133,333 shares of the common stock of the Company shall be granted if the closing bid price of the common stock of the Company shall equal or exceed $3.00 per share for ten consecutive trading days during the Consulting Period. The strike price of the warrant shall be $3.00 per share. The warrant shall expire five years from the date that the warrant was first eligible to be issued (the "Date of Eligibility"). All other terms and conditions of the warrant (including the separate registration rights agreement) shall be identical to the Original Warrant.

                  (c) A warrant to purchase 133,333 shares of the common stock of the Company shall be granted if the closing bid price of the common stock of the Company shall equal or exceed $5.00 per share for ten consecutive trading days during the Consulting Period. The strike price of the warrant shall be $5.00 per share. The warrant shall expire five years from the Date of Eligibility. All other terms and conditions of the warrant (including the separate registration rights agreement) shall be identical to the Original Warrant.

                  (d) A warrant to purchase 133,334 shares of the common stock of the Company shall be granted if the closing bid price of the common stock of the Company shall equal or exceed $7.00 per share for ten consecutive trading days during the Consulting Period. The strike price of the warrant shall be $7.00 per share. The warrant shall expire five years from the Date of Eligibility. All other terms and conditions of the warrant (including the separate registration rights agreement) shall be identical to the Original Warrant.

                  (e) The number of shares, the closing bid prices and the strike prices in subsections (a)-(d) of this Section 3 shall be automatically adjusted for any stock splits, recapitalizations or similar events, all in accordance with the provisions of Section 7 of the Original Warrant. For purposes of subsections (a) - (d) of this
         Section 3, the price at which a warrant shall be issued hereunder shall be adjusted to equal the strike price of such warrant as adjusted in accordance with the provisions of Section 7 of the Original Warrant.

         In addition, the Company shall promptly reimburse Consultant for all reasonable direct out-of-pocket expenses incident to the performance of its obligations under this Agreement and the fulfillment of the conditions imposed hereunder. Consultant shall submit customary documentation of such expenses. The compensation for any investment banking requested under Section 1(d) above shall be negotiated in good faith between the parties within investment banking industry standards.

         All federal, state and local income taxes and associated taxation on amounts paid to Consultant hereunder shall be the sole responsibility of Consultant and Consultant hereby indemnifies the Company against any taxes owed by Consultant in respect of the payments made hereunder.

4.       Confidentiality.




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         During the term of this Agreement and thereafter, Consultant shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Board of Directors of the Company, furnish, make available or disclose to any third party or use for the benefit of Consultant or any third party, any Confidential Information. As used in this Agreement, "Confidential Information" shall mean any information relating to the business or affairs of the Company or the Business, including but not limited to information relating to financial statements, customer identities, potential customers, employees, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins, intellectual property, trade secrets, computer programs, methods of operation, procedures, improvements, systems, or other proprietary information owned, used by or related to the Company in connection with the Business; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Consultant. Consultant acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company. Consultant acknowledges that the remedy at law for any breach of this section is inadequate, and that it consents and agrees that in the event of any violation of this section, a restraining order and/or injunction may be issued against it in addition to any other remedy that the Company may have.

5.       Press Releases; Use of Name.

         For the term of this Agreement, each party agrees to obtain the consent of the other party prior to the dissemination of any press release, written communication, or other written materials which contains the name and/or logo of any such party. The Company also agrees not to use the name "Iacocca" in any press release, written communication or other written materials without first obtaining the written consent of Consultant.

6.       Termination.

         The engagement may be terminated by either party at any time after August 23, 1997 without Cause upon 30 days written notice to the other party; provided that if the Company terminates without Cause, Consultant shall still be entitled to all warrant rights set forth in Section 3 hereof and any compensation earned through the date of actual termination and that if Consultant terminates without Cause, Consultant shall still be entitled to all warrants which it is eligible to receive as of the date of actual termination (as set forth in Section 3 hereof) and any compensation already earned through the date of actual termination. The Company may immediately terminate Consultant's engagement hereunder for "Cause" (as defined below). On termination for Cause, Consultant shall not be entitled to receive any further compensation. "Cause" for purposes of this Section 6 shall mean (a) Consultant's failure or refusal to perform the Consulting Services, which refusal or failure continues for a period of thirty (30) business days after written notice by the Company;
(b) material breach by Consultant of this Agreement which continues beyond thirty (30) days after written notice thereof has been received by Consultant from the Company; (c) Consultant's bankruptcy or insolvency; or (d) "gross misconduct" of Consultant or its principals or its employees, which gross misconduct causes or results in material injury to the Company, whether direct or indirect. "Gross misconduct" shall include, by the way of description and not limitation, embezzlement of any of the Company's funds, theft of the Company's property, use of Confidential Information in violation of the provisions of
Section 4 hereof, breach (by Consultant or its Director nominee) of any fiduciary duty or duty of loyalty, both with respect to the Company, the conviction of any employee or principal of Consultant for a felony class crime or a violation by Consultant or any of its employees or principals of any federal, state or other regulatory (including NASD) laws, rules or guidelines to which either the Company or Consultant are subject, including, without limitation, securities laws and the NASD rules of fair practice.

         Notwithstanding anything to the contrary contained herein, the expiration of the Consulting Period or other termination of this Agreement shall not release the Company from any obligation to satisfy any outstanding obligations due to Consultant hereunder, including any unpaid Consulting Fees or otherwise.

7.       Board Seat.

         After the execution of this Agreement, Consultant shall designate a nominee, and Company agrees to nominate and support such nominee for its Board of Directors. Company agrees to schedule an election for the Board of Directors within ninety (90) days of the date hereof. Prior to such election, Company shall provide Consultant with the same information transmitted to current members of its Board of Directors, and shall invite nominee to attend all board meetings.

8.       Indemnity.




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         The Indemnification Agreement dated of even date herewith and attached hereto as Exhibit C, by and between Company and Consultant (the "Indemnification Agreement"), by this reference hereby is incorporated into this Agreement and made a part hereof as if fully set forth herein.

9.       Use of Advice.

         No advice rendered by Consultant in connection with the services performed pursuant to this Agreement will be quoted by the Company or any of its subsidiaries or affiliates of any of their respective successors or assigns, nor will any such advise be referred to, in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by the Company or any of its subsidiaries or affiliates or any of their respective successors or assigns, or any person or corporation controlling, controlled by or under common control with the Company, any subsidiaries or any affiliates or any director, officer, employee, agent or representative of any such entity, without the prior written authorization of Consultant, except to the extent required by law (in which case the Company or any of its subsidiaries or affiliates or any of their respective successors or assigns shall so advise Consultant in writing prior to such use and shall consult with Consultant with respect to the form and timing of such disclosure) provided the foregoing shall not prohibit appropriate internal communication within the Company or any of its subsidiaries or affiliates.

10.      Miscellaneous.

         Authority. The Company hereby represents and warrants that it, and any of its subsidiaries and affiliates (i) has been duly organized under the general corporate law of the jurisdiction of its incorporation, is current in the payment of any fees due to the Secretary of State or other governmental body of such jurisdiction, and its status is active, (ii) has qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, and (iii) has full power, authority and legal right to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement.

         Assignment. No party hereto may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company shall have the right to assign all or any part of its rights and obligations under this Agreement to (i) any affiliate of the Company to which the Business is assigned at any time or (ii) the purchaser of substantially all or all of the assets of the Company; provided further that such assignment will not release the Company from any of its obligations hereunder. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, heirs, successors and assigns of the parties hereto whether so expressed or not.

         Governing Law. The parties agree that this Agreement shall be construed and governed in accordance with the laws of California, without regard to its principles of conflicts of law.

         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.

         Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto with respect to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

         Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party of any such right, power or privilege hereunder, nor




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any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         Severability. If any term or provision of this Agreement shall be held to be invalid or unenforceable, the remaining terms and provisions hereof shall not be affected thereby.

         IN WITNESS WHEREOF, the Company and consultant have each caused this Agreement to be duly signed as of the day and year first written above.

NORRIS COMMUNICATIONS, CORP. a
corporation organized under the laws of the Yukon Territory, Canada


By: /s/ KATHLEEN TERRY
        Kathleen Terry
        Chief Financial Officer

KLEIN INVESTMENT GROUP, L.P. a Delaware
limited partnership

By: ICG, Inc., its general partner

         By:  /s/ WILLIAM S. ELKUS
                  William S. Elkus
                  President





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